Exhibit 4.18

The December, 2021, edition

Working capital loan contract

No.: Xingyin XiBranch 20225028

Lender: Industrial Bank Co., Ltd Xiamen branch

dwelling place: Xingye Building, No.78, Hubin North Road, Xiamen city

Legal representative / Person in charge:

borrower: Xiamen Pupu Culture Co., Ltd

dwelling place:

836, No. 5 mucuo Road, Huli District, Xiamen city

Legal representative / Person in charge:                             Summer fall into the pit

Place of contract signing: Siming District, Xiamen City

Signing important tips

To protect your rights and interests, please read this contract carefully and check and confirm before signing the following:

one, You and your company have the right to sign this contract, you have fully authorized the processing of their personal information, and you have obtained the processing of their personal information two, You and your company have carefully read and fully understood the terms of the contract, and paid special attention to the content of the responsibility, exemption or reduction of the responsibility of Industrial Bank and personal interest treatment, as well as the content of the black font part;

three, You and your company have fully understood the meaning of the contract terms and the corresponding legal consequences, and are willing to accept these terms; VII:

four, You and your company have taken special note of the provisions that you and your company should use the credit funds according to the purposes agreed in the contract, and shall not misappropriate the value loan funds (including but not limited to the purchase or investment of Youloan funds in real estate, etc.), And the requirement to issue a letter of commitment to Industrial Bank, And you and your company have fully known and understood, Industrial Bank will take measures such as misappropriation of credit funds, collecting loans in advance, stopping issuing the unissued loans / financing under this Contract, stopping the payment of the unpaid loans / financing under this Contract ■ reducing or stopping the credit granting, and investigate you and your company for legal liability;

five, By signing this contract, you and relevant individuals agree and authorize Industrial Bank to process the personal information of you and relevant individuals and keep it within the time limit stipulated by Industrial Bank; You and the relevant individuals have become aware of the right to know, the right to know, the right of decision, the right to withdraw consent, the right to restrict or reject the right of the third party, Industrial Bank has provided informed, decision and other services for personal information processing in a variety of ways (including but not limited to on-site notification); If you and related individuals intend to withdraw, restrict or deny the authorization to process personal information, It may be handled in accordance with this contract or the management procedures of Industrial Bank;:

six, The contract text provided by Industrial Bank is only a model text, and blank lines are left after the relevant terms of the contract, and “supplementary terms” are added at the end of the contract for all parties to modify, supplement or delete the contract;

seven, If you and your company have any questions about this contract, or you and your company find that the contract and business charges under the contract are illegal, please call industrial Bank or directly to the Industrial Bank branch complaint or consultation, contact number:.*5561                             .

Upon the application of the borrower, the lender agrees to grant the working capital loan to the borrower. In order to clarify the rights and obligations of both parties and abide by the credit, the parties hereby enter into this Contract in accordance with the relevant laws and regulations of the People’s Republic of China and through equal consultation.

The borrower and the Borrower confirm that the loan under this Contract falls under the following conditions (II):

(I) This contract is purchased from the payer and the borrower from Year / month / day 1-Signed number For                      /                     “Line credit valley with” (i. e., the general contract) of the sub-contract, this loan

The amount shall be included in the credit line under the Credit Line Contract. Among them, the amount of foreign currency loan shall be based on this contract, and the central parity published by the lender on the day of signing shall be converted into adult residential currency and included into the credit line.

(II) This Contract is an independent legal text signed by the Lender and the Borrower.

Article 1: Definition and Interpretation

Unless otherwise agreed in writing by the parties, the following terms shall be defined and interpreted as follows:

one, “Working capital image” means that the borrower applies to the lender for the borrower’s daily use Local and foreign currency loans for production and operation turnover.

two, “Creditor’s right” or principal creditor’s right refers to the borrower (debtor) to the money seeker (creditor)

For the application, the creditor’s rights (including principal, interest, penalty interest, compound interest, liquidated damages, damages, expenses for the realization of the creditor, etc.) formed by the financing provided to the borrower under this contract. The debt ‘rights of the Lender against the Borrower under this Contract shall be the same as the Borrower’s debt to the Lender under this Contract.

“The es for realizing the creditor’s right” refers to the litigation (arbitration) fee, attorney’s fee, travel fee, execution fee, preservation fee and other expenses for realizing the realization of the creditor’s right by the lender by means of litigation, arbitration, and the creditor’s right.

three, The following words of Article 5 are defined and explained as follows:

“Fixed rate” means the interest rate that remains unchanged during the term of the loan, such as the split loan, means the interest rate between the actual issue of 0 and the maturity date of the loan is unchanged

“Floating rate” means the interest rate which varies during the term of the loan at the period and range agreed by the parties.

“Floating cycle” refers to the frequency of the interest rate agreed by the borrower. In a floating cycle, the borrowing rate is calculated and determined by the new pricing benchmark interest rate according to the pricing method agreed in the contract, and the borrowing rate remains unchanged during the floating cycle; when one floating cycle expires, the next borrowing rate is calculated by the pricing method agreed in the floating cycle, and the borrowing rate remains unchanged during the floating cycle.

“Pricing benchmark rate” refers to the interest rate standard used to determine the loan rate of this Contract, including but not limited to the quoted interest rate published by China or relevant countries, regions and markets, such as LPR, SHIBOR, SOFR, SOFR term rate, € STR, SONIA, TSRR, TONA, SARON.HIBOR、SIBOR. Central bank RMB deposit benchmark interest rate, etc

“LPR” means the quoted rate in the loan market calculated and published by the People’s Bank of China authorized the National Interbank Lending Center. In accordance with banking practice, the parties agree to determine the pricing benchmark rate rule under this contract as “1 0 lpr, of which, aThe r is the day the borrowing rate is set, and the ” T-i’is the working day before the day%”

“SHIBOR” refers to the Shanghai interbank offered rate announced by the National Interbank Lending Center and applicable on the same day.

“SOFR” means the guaranteed overnight financing rate in US dollars. In accordance with banking practices, the parties agree to determine the pricing benchmark under this contract as “5 0 SOFR, in which” T ” is borrowed < The interest rate is determined on the day,      %5 ” is the day of five working days.

“SOFR Term Rate” refers to the CME forward mortgage financing rate in the US dollar currency.

In accordance with banking practice, the parties agree to determine the pricing benchmark interest rate rule under this contract as “2 days” SOFR term rate, year; “T” is the day the borrowing rate is determined, ” T.2 ” is for the first two working days of the day The second season yarn C finish T’

“€ STR” refers to the euro short-term interest rate and the euro currency. In accordance with banking practice, the parties agree to determine the pricing benchmark interest rate rule of this contract card as “5 0 eSTR, in which the borrowing rate is determined and the” T-5 ” is the first five working days of the day.

“SONIA” refers to the overnight average index of sterling, and the page sample is sterling. According to banking practice, both sides have one:

To set the benchmark interest rate under this contract as “5 days SONIA, in which, on the day of determining the interest rate of borrowed * *,” 5 ” is the working day before the meeting.

“TSRR” refers to the overnight average, ito, term rate in sterling. In accordance with banking practices, both parties agree to determine the priceless benchmark interest rate rule under this contract as the T-2 day TSRR term rate, in which “T” is the day when the borrowing rate is determined, ” T.2 ” for the first two jobs of the day

TONA ” refers to the average overnight interest rate in Tokyo in the Japanese yen. According to the banking practice, both parties agree to determine the position and the current pricing benchmark interest rate rule as “5 days TONA, in which T is the borrowing interest rate is determined when the negative seeker * 5” is the first five working days of the day.

“SARON” refers to the Swiss overnight rate in currency. In accordance with banking practices, both parties agree to determine the pricing benchmark interest rate rule under this contract as “5 days SARON, in which” T “is the day when the borrowing rate is determined, and” 5 ” is the working day of the tea on that day

“HIBOR” means the interbank Hong Kong dollar lending rate in the Hong Kong financial markets. In accordance with banking practices, both parties agree to determine the pricing participation rate rule under this contract as T-2 day HIBOR, in which “T” is the day when the borrowing rate is determined, ” the first two tasks of item 2 ♦ 0.

“SIBOR” means the Singapore dollar only. According to banking practice, both parties agree that the pricing benchmark interest rate rule under the contract is ” 2 days SIBOR, in which, uTnOn the day the borrowing rate was set, “ T.2 ” is for the first two working days of the day.

The benchmark interest rate of RMB deposits refers to the benchmark interest rate announced by the People’s Bank of China and applicable on the same day.

Among them, the currencies and specific values of “LPR”, “SHIBOR”, “SOFR” term rate “,” SOFR “,” € STR “,” SONIA “,” TSRR “,” TONA “,” SARON “,” “HIBOR” and “SIBOR” determined according to the applicable pricing benchmark interest rate rules under this Contract shall be subject to the query results of the core system of Industrial Bank. The determination date of the loan rate may be the actual issuance date, the contract signing date or the date of repricing.

“Loan rate” means the parties to the contract. According to the pricing formula of the loan interest rate of the contract, the contract interest rate is formed on the basis of the benchmark interest rate on the determination date of the loan interest rate of the contract

IV. “Major Transaction” stipulated in Article 13 hereof means (including but without limitation I); any transaction determined to occur or potentially affect the basic structure of the borrower, the change of the shareholders, contingent liabilities, cash flow, profitability, core trade secrets, core competitiveness of the Company, major assets and debts, the ability to perform the Contract, or the Lender and / Or other transactions that the loan proceeds may consider to constitute a significant transaction.

V: “Major events” means (including but not limited to, as stipulated in Article 13): any certain or potential event will seriously affect the ability of the senior managers of the borrower to perform their duties and engage in the approval of the company, Heart business staff employment and termination, the company’s core trade secrets, the company’s core competitiveness, basic frame, structure, shareholder change, contingent liabilities, the company existence, the legitimacy of the company engaged in business, the company, the company, stability, company development, profitability, company debt repayment ability, the company ability to perform this contract, And other events that the Lender and / or the Borrower consider to constitute material events.” from

Vi. “Working days” in this Contract refers to working days outside the statutory holidays and weekends in China (excluding Hong Kong, Macao and Taiwan).“Business Day” in this Contract refers to the business day of the Lender’s bank. During the performance of this contract, if a withdrawal and repayment date is a non-business day, it shall be postponed to the next business day.

Article 2 Amount of the loan:

The lender agrees to lend to the borrower (in currency) RMB (amount in words) five million yuan whole 0

Article 3 Purpose of the loan.

This loan is used for Payment service fee, etc, Without loan

With the written consent of the payee, the borrower shall not use the loan for other purposes.

Article 4 Term of the loan

one, The term of the loan is twelve months, 12/08/2022 - 12/07/2023.

two, In case of a one-time loan, the loan date shall be the actual issuance date recorded in the IOU and the loan voucher. If the actual issuance date is later than the issuance date of the loan recorded in the preceding paragraph, the maturity date of the loan shall be extended accordingly.

The borrower shall apply to the Lender for handling three working days before each withdrawal or other times required by the lender printing plate.

If the borrower withdraws the loan according to the above agreed partial use term and amount, the lender has the right to require the borrower to pay _____ of the loan amount that should be withdrawn in the current period as liquidated damages. If the borrower is a small and micro enterprise that complies with the provisions of the national system and policies, it shall not charge this liquidated damages.

four, Under the conditions of withdrawal stipulated in Article 6 hereof, the Lender shall comply with Article VII of this Contract

The treaty has decided to pay for the borrowing funds.

five, The lender has the right to adjust the loan use plan according to the factors that the loan meets the provisions of relevant laws, regulations and policies, the preconditions for the withdrawal, the payment conditions of the loan funds, the time of signing the guarantee contract and the guarantee procedures, and other factors deemed necessary by the Lender.

six, If the loan is used in different times, the loan date shall be subject to the actual issuance date recorded in the loan IOU and the loan voucher, and the same maturity date shall be implemented, that is, the loan maturity date determined by the first loan IOU or the loan voucher is the same maturity a.

seven, If the lender receives the loan in advance according to the circumstances agreed herein, the maturity date of the loan shall be deemed to be in advance accordingly.

Article 5 Interest rate of loan and interest charge 2 *;

1. Loan interest rate (refers to the annual interest rate calculated by single interest method, the same below)

(-) Pricing benchmark interest rate press; column first (one) Type of agreement execution:

(I) LPR (year; the limit grade.

(two) SHIBOR / Term grade.

(Volume) SOFR: Su Su

(4) SOFR term interest rate / maturity level.

(five) €STRo

(six) SONIA.

(Dyeing) TSRR / Term grade.

(eight) TONA。

(nine) SARON.

(ten) HIBOR/ Term of years f:

(eleven)SIBOR Term grade.

(XII) The benchmark interest rate of RMB deposits of the central bank / ― Term level.

Among them, the RMB fixed-rate loans should choose LPR as the pricing benchmark interest rate. The pricing benchmark interest rate shall be used in accordance with the currency range defined by the pricing benchmark interest rate in Article 1 “Definition and Interpretation”.

(two) Borrowing rate pricing formula: borrowing rate = pricing benchmark rate + / ” $% or: _ / 1%.

(3) The loan group shall be executed in accordance with the following (I) -type agreement: “an ancient type of spoon’

(I) Fixed interest rate. The interest rate is listed below A-Method of determination:

A. ‘The loan interest rate shall be determined according to the benchmark pricing rate and pricing formula of the actual issuance date, and the interest rate shall remain unchanged between the actual issuance of each loan and the maturity date of the loan under this contract.

B. According to the pricing benchmark interest rate and the pricing formula of the contract signing date, the fixed interest rate of the loan is the annualized interest rate /%. In case of the adjustment of the pricing benchmark interest rate on the actual issuing date, the addition or decrease point value in the pricing formula shall be adjusted accordingly, and the above annualized interest rate agreed in this contract shall remain unchanged.

(II) Floating interest rate. The borrowing rate is determined according to the benchmark pricing rate and pricing formula of the actual issuing date and repricing date, and the interest is calculated in stages. Repricing date is listed below at / How to execute:

A 、 The floating cycle is/ One (month / quarter / half a year/year), each full from the actual date of loan

The corresponding date of the cycle is the contract repricing date, and no corresponding date of the month is the most corresponding date of the jackal.

B 、 For those using SOFR, € STR, SONIA, TONA and SARON as the pricing benchmark interest rates, each interest rate day (i. e., each natural day of the loan period) shall be regarded as the combined blood heavy pricing date.

(Dstch) Other interest rates:                      /                           .

(four) The pricing benchmark interest rate for the loan used under this Contract shall be set on the actual issuance date (or as the repricing date, if any). During the loan period, unless otherwise agreed in the contract, if the loan interest rate is adjusted in accordance with the contract, the borrower shall not be notified.

(five) Loan under this contract, in case of our country or relevant countries / regions to cancel the pricing benchmark interest rate under this contract, or the market is no longer published pricing benchmark interest rate, or regulatory requirements, the lender has the right according to the same period or relevant countries / regions interest rate policy, according to the principle of fairness and good faith, and refer to industry practices, interest rate status, to determine the borrowing rate after notice sorry. If the borrower has any objection, it shall negotiate with the lender. If the negotiation fails within five working days from the date when the lender issues the notice, the lender shall have the right to collect the loan in advance, and the borrower shall immediately pay off the remaining principal and interest of the loan. If at that time the loan

If the person requests or the national and regulatory policies require the borrower to sign a supplementary agreement on the relevant matters, the borrower shall cooperate Coinage will '

two, Loan interest repayment method

(one) Calculation of borrowing interest. The interest of the principal of the local and foreign currency loans shall start from the date when the lender transfers it to the borrower’s account as agreed herein. Daily accrued interest of borrowing = x day interest rate of the balance of loan on that day. The conversion of daily interest rate and annual interest rate shall be conducted in accordance with the regulations of the People’s Bank of China and international practice

(two) The repayment method of loan interest shall be implemented in accordance with the following provisions (I) agreement:

(I) The loan herein is agreed on the 21st day of the month of the month (month / month / month of the year). The borrower shall pay the interest of the current loan to the lender on the interest payment date and settle the remaining principal and interest when the loan is due.

(II) The corresponding date of each full date (month / quarter / half a year / year) from the actual issuance date of the loan (when In the case of no corresponding date in the month, the corresponding date is the last day of the month) is the interest payment 0 for each period. The borrower shall pay the current loan Ang J interest to the lender at the interest payment 0, and settle the remaining principal and interest when the loan is due.

() For the first time pay 0 / year / month / day, since the first in, interest date, every full L- (month / quarter / six months / year) of the corresponding day (no corresponding day to the last day of the month for the corresponding day) for each period, coupon, the borrower should pay the current loan interest to the lender, settle the remaining principal and interest.

(4) Other means of repayment: :________________

Three, penalty interest and compound interest                     :

(_) If the borrower fails to use the loan according to the purpose agreed herein, the lender shall have the right from the date of misappropriation

The penalty rate shall be RMB 1000 per day as agreed herein. If the same loan is overdue and not used for the purpose agreed in the contract, the penalty interest rate shall be calculated according to the upper person A total of lu

(two) If the borrowing rate adopts fixed rate, the penalty interest rate is also fixed rate; if the borrowing rate adopts floating rate, the penalty interest rate is also floating rate, and the floating cycle is consistent with the floating cycle of the borrowing rate.

(three) The calculation and collection method of penalty interest and compound interest shall be implemented in accordance with the loan interest repayment method agreed herein.

Article 6 Prerequisites for the withdrawal cloud’

1. The Borrower shall apply to the Lender for the issuance of Rainbow V after meeting the following requirements required by the Lender

(1) The Borrower has served the Lender the following documents stated herein are unchanged and valid, or the Borrower has explained the changes to the satisfaction of the Lender:

1. The main contents of the loan application form include but are not limited to: the name, amount, purpose and term of the loan project Limit, repayment plan and repayment source; impetuous

2. The borrower’s legal and valid business license, articles of association, loan card and password / credit code, in the industry and commerce Administrative department registration for the record of the legal representative and the board of directors and the principal head, finance, single and signature sample, the legal representative or its authorized representative of the valid identity documents, the legal representative or its, authorized representative and the relevant natural person agree to the lender to collect its personal information of written documents, the lender deemed necessary other company documents;

3. The borrower in accordance with the legal procedures, and a quorum of directors or shareholders voted, true, legal and effective about agreed to apply to the lender under this contract and clear loan purpose and accept the requirements of the lender of the board of directors or the shareholders’ committee resolution or the lender deemed necessary other documents;

4. The annual report of the recent three years recognized by the lender (with the audit report and notes), the financial statements of the latest period and the same period of the previous year, the borrower with less than a competitive year, and submit the annual statements since its establishment;

5. Associated enterprise information V

6. In applying for temporary working capital loan, the purchase contract, order contract, debt certificate and other phases shall be provided Close the contract certificate or data; ’

7. If it intends to adopt the method of offset / pledge guarantee, the certification materials of offset / pledge and appraisal value report shall be provided, The credit / pledge registration procedures that should be handled in accordance with the relevant laws and regulations have been properly handled, and the original ownership, certification documents and registration documents have been submitted to the lender; the third party guarantee according to items 2 to 4 above, and the guarantee contract has become effective; the above guarantee shall be valid; take: wide                                                                       subcutaneous ulcer;N

8. If the event requests the Lender to insure the offset / pledge, the insurance procedures of the Lender as the first beneficiary have been completed and the original policy has been submitted to the Lender for deposit; and the insurance remains valid; if the Borrower provides the offset / pledge, the Borrower hereby transfers the insurance claim to the Lender due to the occurrence of the insurance event;

9. Enterprises in special industries shall provide the production and operation license or enterprises issued by the competent department to approve the industry Industry Qualification level certificate;

10. If either party to this contract requires to handle the notarization and other procedures, the relevant notarization procedures have been completed;

11. The Borrower has opened an account with the Lender as required by the Lender and voluntarily accepts the lender credit supervisor Supervision and payment and settlement supervision; ’

12. When applying for foreign exchange loan, the borrower shall provide valid proof of the purpose of foreign exchange loan and the approval of the relevant authorities, and comply with the relevant foreign exchange administration policies;

13. VAT, business tax and income tax returns required by the Lender;

14. The borrower has issued a letter of commitment for the purpose of the credit funds as required by the lender;

15. The borrower and the relevant natural person have issued a written document approving the Lender to handle its personal information as required by the Lender;

15. Other documents, statements, vouchers and other materials required by the lender.

(two) The borrower is established in accordance with the law, the production and operation are legal and compliant, has the ability to continue the operation, and has a legal source of repayment;

(3) The purpose of the loan is clear, legal and compliant;

(four) Article 11 hereof, the representations and commitments made by the Borrower shall remain true and valid; no event of default or potential event of default on the date of application;

(five) The borrower has filled out the [previous document or loan certificate related to the loan. The IOU or loan certificate are an integral part of this Contract and have the same legal effect as this Contract. In case the amount of the loan, the term of the loan and the interest rate of the loan are inconsistent with the IOU or the loan evidence, the record of the IOU or the loan certificate shall prevail;

(six) The borrower’s credit status is good and has no material bad record; if the borrower is a new person, the controlling shareholder shall have good credit status (the borrower shall provide the letter that the natural person controlling shareholder agrees with the lender to collect and process his personal information) and have no major bad record;

(7) Other prerequisites for withdrawal required by the loan dog.one”

two, The performance of the Lender’s obligations under this Contract is based on the satisfaction of the withdrawal conditions stipulated in this Treaty, the lender has the right to unilaterally decide to reduce or waive the preconditions of the withdrawal, and the Borrower or the guarantor shall not take the technical conditions as the defense of the Lender.

three, The lender has the right to adjust the loan issuance according to whether the financing project meets the provisions of relevant laws, regulations and policies, the preconditions required by the lender, the signing of the guarantee contract and the time of the guarantee procedures four, The Borrower hereby agrees that: after the signing of this Contract, if the withdrawal of the Borrower does not meet the conditions for the payment of the loan funds agreed herein, the Lender has the right to stop the loan, pay the loan funds or terminate the loan Contract, and the liabilities or losses arising therefrom shall be borne by the Borrower. The lender shall notify the borrower of the termination of the contract. The objection period of the borrower shall be five working days, starting from the date when the termination notice is delivered to the borrower as agreed herein. If the borrower does not raise any objection, the contract shall be automatically terminated after the objection term. If the borrower has any objection but the two parties still fail to negotiate within five working days after the expiration of the objection period, the lender shall have the right to collect the loan in advance as agreed herein.

five, If the borrower, examined by the lender, meets the preconditions for withdrawal with the agreed provisions, the lender shall pay the loan funds in accordance with Article 7 of hereof.

Article 7 Account monitoring and payment of borrowed funds

I. Account monitoring loyal)

In accordance with the requirements of relevant national laws and regulations and regulatory system, the borrower promises to meet the withdrawal preconditions stipulated in the contract before applying for the loan, and accepts the lender to supervise the use of the loan funds according to the agreed purpose. The lender shall have the right to account for the basic deposit account, general deposit account and special deposit account opened by the borrower Household monitoring, and supervise and control the issuance, payment and repayment of borrowed funds according to the way agreed in the contract. Wide piece”

The Borrower specifies the following accounts as a special fund withdrawal account and timely provides the fund inflow and exit of the account:

Account name: Xiamen Pupu Culture Co., Ltd.

bank of deposit: Industrial Bank Xiamen Branch business Department The lender may, according to the borrower’s credit status and financing situation, negotiate and sign another account management agreement with the borrower, and clearly agree on the management of the inflow and exit of the collected funds from the designated account. The lender has the right to recover the loan in advance according to the withdrawal of the borrower’s funds.

Ii. Payment of the loan funds

(1) The lender has the right to manage the payment of the borrowed funds under the Korean system by using the parties entrusted by the lender or the independent made by the borrower.

1. “Entrusted payment” by the lender means that the Borrower authorizes the lender to pay the borrowed funds to the borrower With the borrower’s counterparties for the agreed purpose.      '

If the entrusted payment method is adopted by the lender, the borrower shall provide the relevant transaction materials in accordance with the purposes agreed herein and approved by the lender before the issuance of the loan funds, and promptly pay the loan funds to the borrower and the borrower’s counterparties through the borrower’s account.

If the entrusted payment method of the lender is adopted, after the loan funds are paid to the counterparty of the borrower, if the loan funds are returned due to the cancellation, dissolution or invalidation of the basic transaction contract, the lender shall have the right to collect the returned loan funds in advance in accordance with Article 12 of this Contract.

2. The borrower’s “independent payment” means that the borrower independently pays the borrower to the borrower and the agreed purpose after issuing the loan funds to the borrower’s account.

If the borrower’s independent payment method is adopted, the borrower shall report the payment of the loan funds to the lender regularly, and the lender has the right to check whether the loan payment conforms to the agreed purpose by means of account analysis, voucher inspection, on-site adjustment, etc.

(-) Entrusted payment                                   ％

Entrusted payment of the lender shall be used in any of the following circumstances:

1. The newly established credit business relationship between the borrower and the lender and the internal rating of the borrower at the lender is below B3 (inclusive), “newly established credit business relationship” means the first established credit business relationship with the borrower for the first time or no credit business relationship within 2 years;

2. Working capital borrowing used for replacement;

3. The payment object is clear or the single payment amount exceeds                              RMB 10 million yuan (inclusive) (for foreign currency loans, it shall be converted at the central parity rate published by the lender on the date of payment);

4.                                                     other:                         /             .

(3) in the process of loan issuance and payment, the borrower in the following circumstances, should be required according to the lender supplementary loan issuance and payment conditions, the lender has the right to adopt more strict loan issuance and payment conditions, and have the right to stop the loan funds and payment, according to the second paragraph of article 14 of this contract to adopt the corresponding measures:

1. Credit status declines;

2. The profitability of the main business is not strong;

3. The use of the borrowing funds is abnormal;

4. Other circumstances of the lender.

Article 8 Repayment of the principal and interest of the loan(

1. The loan principal under this contract shall be repaid as follows in Article

(II):

(I) To repay the loan principal in installments, the amount and date of repayment are as follows:

If the lender adjusts the loan use plan and the installment repayment date and amount of the loan agreed in this clause remain unchanged, the borrower shall repay the loan principal on schedule.

(2) the loan to repay the loan principal.

(Yes) Other ways to repay the principal: /

1 Force

Iii. The borrower shall repay the principal and interest of the loan hereunder in full and on time on the repayment date and interest payment date agreed herein.

three, If the repayment date is the business day of the non-lender, the repayment shall be postponed to the next business day of the lender, which shall be included in the actual occupancy amount of the loan. When the borrower repays the principal of the last loan, the interest shall be paid along with the principal and shall not be bound by the south interest payment date stipulated in Article 5 of this contract.

four, If the borrower fails to repay the loan under the loan contract on time and needs to extend the repayment, it shall submit a written application for loan extension to the lender on the day of one hundred days before the maturity date of the loan. If the loan is examined and agreed by the lender, both parties shall sign the Loan Extension Contract as a supplementary contract to this contract.

five,          prepayment

The borrower shall repay the loan principal and interest according to the date agreed herein.

If the borrower requests to repay the principal and interest of the loan in part or entirely in advance, it shall notify the lender in writing in advance and obtain the written consent of the lender. With the written consent of the lender, after the borrower returns part of the principal and interest of the loan in advance, it shall negotiate with the lender to determine the subsequent repayment period number, repayment time and repayment amount. The loan principal returned in advance shall be calculated and charged according to the actual use term and the loan interest rate agreed herein. 0 The lender will not adjust the loan interest calculated and collected before the repayment in advance.

If the borrower requests repayment in advance, the lender shall have the right to require the borrower to pay liquidated damages at /% of the amount repaid in advance. If the borrower is a small and micro enterprise that complies with the provisions of the national system and policies, it shall not charge this liquidated damages.

Six, if the borrower did not fulfill its obligations as agreed in this contract, the borrower here irrevocably authorized the lender without judicial procedures can open directly from the borrower in the lender and industrial bank all branches and subsidiaries of any account deductions, including but not limited to the loan principal and interest (including the principal, interest, penalty interest, compound interest), liquidated damages, damages, the lender implementation of creditor’s rights, etc. The borrower agrees to the lender has the right to decide the specific deduction order, if the account of money and loan currency inconsistent, loan, the person has the right to deduct the day of the lender announced the parity into the loan currency, this paragraph agreed on, what account if involves financial products or structured deposits and other products, the borrower in this countless, the authorization, the lender has the right to directly for related product redemption application or take other necessary measures to ensure that the lender smoothly deduct the above payments, the borrower shall provide all necessary cooperation.

Article 9 Guarantee

I. The guarantee contract includes but is not limited to the following contracts:

(one) No. 20215013 “Maximum amount Guarantee contract” (contract Name), and the guarantee method is provided for                       warrandice                                       , security

For                               Huang Zhuoqin                                      ;

(two) number                     /                         and so on 《                                     》 (agreement Name), and the guarantee method is provided for / For                                    ；, security

(Three shuo number    /                              and so on 《                  L                             》(agreement Name), and the guarantee method is provided for                   L                  , security

For                          /                 」                              ；

(four)                  number                        and so on 《                     L 》 (agreement Name), and the guarantee method is provided for                                      L              , security

For                            :                 /                                          ；

(five) number                         /                                and so on 《                /          》 (agreement Name), and the guarantee method is provided for                                    /         , security

For                                          L                                              ；

(VI) No                         /                         and so on «                    /                      »(agreement Name), and the guarantee method is provided for , security

For                                    L                                      ；

two, In addition to the above signed guarantee contract, in the event of exchange rate fluctuations or any other event in the opinion of the lender that may affect the performance capacity of the Borrower or the guarantor, the Lender has the right to require the Borrower to supplement the deposit or provide new guarantee and sign the relevant guarantee contract, and the Borrower shall cooperate as required by the Lender.

three, The Lender has the right to temporarily refuse to perform the loan and other obligations under this Contract before the signing of the guarantee contract and the guarantee procedures.

Article 10 The rights and obligations of both parties

1. Rights and obligations of the lender

(1) The lender has a nuclear tillage”

i. Have the right to require the borrower to provide real information, including personal information

2. Have the right to ask the borrower to repay the principal and interest of the loan on schedule;

3. Have the right to require the borrower to provide various information related to the loan;

4. Have the right to know the borrower’s production, operation and financial status;

It has the right to supervise the borrower to use the loan according to the purposes agreed herein;

6. Have the right to supervise the use of loans and put forward Nie Qiu;’

7. Where the borrower bears the same types of debts to the lender, and the borrower’s payment is insufficient or may be insufficient to pay off all the debts, the lender shall decide the specific order of repayment or deduction at the time of repayment;

8. It has the right to open directly from the borrower with the lender and Industrial Bank without judicial procedures

In any account, the principal and interest (including principal, interest, interest, penalty interest, compound interest), liquidated damages, damages for damages, the expenses for realizing the claims of the lender, The borrower agrees that the lender has the right to determine the specific order of deduction, If the currency of the money in the account is inconsistent with the currency borrowed, The lender shall have the right to convert into the currency of the loan according to the central parity published by the lender on the day of deduction; Any account agreed in this paragraph involves financial products or structured deposit products, The Borrower hereby irrevocably authorizes the lender to have the right to directly initiate the relevant product redemption application or take other necessary measures, To ensure that the lender smoothly deduct the above payments;

9. The Lender shall have the right to transfer all the claims and security interest hereunder to a third party at any time without the consent of the Borrower. If the Lender transfers the loan and security interest hereunder, the Borrower shall still assume all obligations hereunder;

10. If the borrower fails to repay the principal and interest of the loan according to the contract, or fails to repay the principal and interest, or violates any obligation herein, the lender shall have the right to report the information of the borrower’s breach to the People’s Bank of China and the credit investigation agency and credit investigation system established or approved, or the banking association, banking supervision institution or other administrative / Judicial / supervisory departments and its established or approved information management system or the news media to submit and cloak, dew, and take collection, notarization, litigation, arbitration or apply to perform the legal measures such as theft, with, can take or combined with other banking financial institutions to take cut or stop credit, stop open a new settlement account, stop the borrower’s legal representative / borrower new credit card league valley dishonest disciplinary rights measures;

11. Have the right to unilaterally decide to collect the loan in advance according to the withdrawal of the borrower’s funds;

12. In the event that the creditor thinks it may affect the security of his creditor’s rights, the debtor has Obligate to supplement the pledge guarantee as required by the creditor, or implement other risk mitigation measures approved by the creditor;

13. Right to enjoy other rights stipulated by laws, regulations and rules or agreed herein.

(2) Obligations of the lender:.’

1. Issue and pay the loan funds as agreed in this contract;

2. The ayer of the Borrower: Finance, production and operation confidential, except in the following circumstances:

(1) Laws and regulations to regulate electricity;

(2) Regulatory authority regulations or requirements;

(3) Disclosure of the partners to the lender, etc.

2. The rights and obligations of the borrower           ”

1 I) The Borrower has the following rights:

L has the right to withdraw and use all the loan as agreed herein;

2. Have the right to require the lender to keep confidential the materials provided by it in accordance with the provisions herein.

(2) the obligations of the borrower

1. It shall truthfully provide the documents required by the lender, including all the opening banks, account numbers, the balance of deposits and loans, as well as relevant personal information, and cooperate with the lender’s investigation, examination and inspection;

2. To accept the supervision or inspection of the lender’s use of credit funds and its production and operation and financial activities, and timely take reasonable measures for the suggestions or requirements of the lender.；”’

3. The loan shall be used according to the purpose agreed herein, and shall not be used for other purposes, and it shall not be used for fixation assets brought into a business; Do not borrow money to engage in equity investment; Not to be used for areas and purposes where the state is prohibited; Do not borrow money to buy speculation or invest in stocks, securities, futures, financial products and other financial products; Do not borrow money to buy real estate or engage in / invest in the real estate sector; Do not borrow money to engage in mutual lending activities between enterprises or between enterprises and individuals; No use of borrowing money to seek illegal income; Do not obtain credit funds through illegal means, Do not occupy or misappropriate the loans by other means; Do not borrow money to engage in other illegal activities or other areas in violation of national laws and policies; And areas that regulators prohibit bank credit funds;

4. According to article 7 of this contract, accept the account monitoring of the borrower and the payment management of the loan funds;

5. The principal and interest of the loan shall be repaid on time as agreed herein;

6. Without the written consent of the lender, the debts here hereunder shall not be transferred in whole or in part to a third party;

7. No registered capital reduction in any way; the subscription period of registered capital shall not be extended without the written consent of the Lender;

8. Before the borrower shall notify the lender in writing, division, equity transfer and obtain the written consent of the lender, and actively implement the guarantee measures for the repayment of the principal and interest of the loan hereunder in full and on time as required by the lender. The above important matters include, but are not limited to:,

(1) Applying for loans or liabilities from a bank or other third party, or providing loans to a third party, or providing guarantee for the debt of a third party, or other material increases in debt financing, affecting or may affect the repayment of the principal and interest of the loan;

(2) Make major changes in property rights and adjustment of operation mode (including but not limited to joint venture and cooperation contracts with foreign businessmen, Hong Kong, Macao and Taiwan businessmen; cancellation, closure, suspension, production and production; division, merger, merger and merger; reorganization, establishment or reconstruction into joint-stock company; foreign investment; fixed assets, trademarks and patents. Proprietary technology, land use right and other intangible assets are widely invested or invested in the joint-stock company or investment xi company ” property rights, management rights by leasing, contracting, joint venture, trusteeship and other ways);

(3) Equity change reaches / -% (including but not limited to equity transfer, custody, escrow, The sier).

9. The Borrower shall notify the Lender in writing within 7 working days from the date or possible occurrence of the following circumstances, and actively implement the guarantee measures for the repayment of the principal and interest of the loan in full on time as required by the Lender:

(1) Major financial losses, loss of assets or other financial crisis occur;

(2) Business suspension, revocation or cancellation of business license, application for or application for bankruptcy, dissolution and other circumstances;

(3) The normal management of its controlling shareholders and other affiliated companies is affected by the current major crisis

(4) : The legal representative, director or senior management personnel shall affect their normal operation

(5) The guarantor’s equity has been changed to achieve % ~ (Including but not limited to equity transfer, custody, Esccrow, pledge, etc.); Three inserted’

(6) A major related party transaction between the borrower and its controlling shareholder and its affiliated companies will affect it Normal operation;

(7) Any litigation, arbitration or criminal action with material adverse consequences on its operation or property conditions A administrative penalty;

(8) Other major events that can affect its solvency occur.

10. At the request of the Lender (as required by giving prior notice to the Borrower in a reasonable manner, unless due to default Event of events or potential event of default or due to specific circumstances), allow the representative of the Lender to conduct the following activities during normal office hours:

(1) Visit the place where the borrower conducts its business activities;

(2) Check the borrower’s premises, facilities, factories and equipment;

(3) Query the borrower’s account book records and all other records;

(4) Ask the employees, agents of the Borrower who know or may know the relevant information required by the Lender Contractors, Subcontractors. Ding

11. The Borrower guarantees that during the loan period, the financial position of the current assets, net assets and liabilities, the current ratio of assets and assets are maintained within the following scope required by the lender:            o

12. A collection letter or collection document sent or otherwise delivered to the Lender to the Borrower by the Borrower Must be signed and will be returned by the lender. Article 11 Loan entry statement and commitment . wealth The Borrower voluntarily makes the following statements and commitments and is liable for the authenticity of its contents:

one, The borrower is a legal unit established and effectively existing in accordance with the laws of the People’s Republic of China and has full capacity for civil conduct. The Borrower warrants to provide relevant certificates, licenses, certificates and other documents required by the Lender as required by the Lender.

two, The Borrower has sufficient capacity to perform all its obligations and responsibilities under this Contract and is not responsible What order, the change of financial position, any agreement with any unit to reduce or exempt its liability for liquidation. electricity three, The Borrower has full authorization and legal rights to sign this contract, the Borrower has obtained and completed the signing and performance of all its internal approval and authorization and other relevant procedures, and has, obtained and perform the necessary performance of any government department or other authority of approval, registration, authorization, consent, permission or other related procedures., And all the approval, registration, consent, license, authorization and other relevant procedures required for the signing of this Contract shall be kept full, legal and valid.

four, The signing of this contract by the Borrower is fully in accordance with the relevant articles of association, internal decisions and the shareholders’ meeting.

The resolutions of the board of directors and promise that such internal decisions, the meeting of shareholders and the resolutions of the board of directors shall fully comply with the provisions of national laws and regulations and the articles of association of the company, and shall not be invalid, invalid or revocable. This Contract shall not conflict or be contrary to any of the articles of association, internal decisions, resolutions of the Board of Directors, and the policies of the Borrower.

five, The signing and performance of this contract is the true intention of the borrower. The loan financing complies with the requirements of laws and regulations, and the signing and performance of this Contract does not violate any laws, regulations, regulations or contract provisions binding on the Borrower. This Contract is legal, valid and enforceable. If this Contract is invalid due to defects in the rights of the Borrower in the signing and performance of this Contract, the Borrower will immediately and unconditionally compensate the Lender for all losses.

six, All documents, financial statements and other materials provided by the Borrower to the Lender under this Contract are true, complete, accurate and effective, and continuously maintain all financial indicators required by the Lender.

seven, The Borrower agrees that the borrowing business under this Contract is to be bound by the provisions, practices and practices of the Lender. The lender has the right to recover the loan in advance according to the withdrawal of the borrower’s funds.

eight, Where the borrower bears the same types of debts to the lender, and the borrower is insufficient to pay or may be insufficient to pay off all the debts, the lender shall decide the specific order of repayment or deduction.

nine, If the Borrower fails to perform its obligations as agreed herein, the Borrower does not need to authorize the lender here.

The judicial procedure can be directly from the borrower to open in the loan entry and industrial bank all branches and subsidiaries, any account for loan principal and interest (including principal, interest, penalty interest, compound interest), liquidated damages, damages, the lender of the cost of creditor’s rights, etc., the borrower agrees to the lender has the right to decide the specific deduction order. If the account of money and loan currency, the lender has the right to deduct the lender on the day, the central price converted into borrowing money, this agreed any account involving financial products or structural products, deposit, the borrower here irrevocably authorized lender organic directly to initiate related production, product redemption application or other necessary measures to ensure that the lender deduct the above payment, the borrower should provide-W, to cooperate

Ten, no theory before or after signing this contract, such as borrowing 7 ^ will any documents about the specific transaction submitted to the lender, the borrower guarantee the authenticity of all the documents, the lender will only decide the surface of the transaction documents, the lender to the borrower engaged in specific transaction essence neither participate nor know, do not bear any responsibility.

Xi. The Borrower confirms that, except for the circumstances disclosed to the Lender, the Borrower has not concealed any of the following events that have occurred or will occur that may make the Lender disagree to issue the loan under this Contract:     e' from

(one) Debt or contingent liabilities borne by beans, including, but not limited to, the assets or earnings of the borrower. Any mortgage, pledge, lien and other liabilities that are not disclosed to the Lender;

(two) With the borrower or the main management personnel of the borrower involved in the south major violation of discipline, illegal or claims The event mast Envy yi

(three) The borrower breaches the debt contract between the borrower and any other creditor piece;

(four) The Borrower has not committed or has any litigation, arbitration or administrative penalty that may occur against or to the knowledge of the Borrower or its property, whether voluntarily or by a third party without any water calculation or closure or other similar proceedings against the Borrower;

(five) Other possible shadow roar borrower financial situation and solvency situation.

Xii. The Borrower undertakes to use the loan for the purpose as agreed herein, and will not use it for other purposes or for any other purpose as agreed herein. Accept and cooperate with the lender to conduct loan payment management at any time Post-loan management and related inspection, cooperate with the lender in the supervision, inspection and inventory of the borrower’s use of the loan funds, the borrower’s production and operation, financial activities, material inventory, assets and liabilities, bank deposits, cash inventory, etc., or other requirements deemed necessary or appropriate.

Xiii. Provide full, valid or other acceptable guarantees as approved by the Lender. If the security under this contract involves the real estate mortgage, When the borrower knows the information that the mortgaged house will be demolished, To perform the obligation of informing the lender in time; Where the mortgaged house are demolished, In the form of limited exchange of property rights, The lender has the right to demand for the borrower to pay off the debts in advance, Or reset the mortgage and enter into a new mortgage agreement, Before the loss of the original mortgaged real estate and the new mortgage registration has not been handled, The guarantee party with the guarantee conditions shall be provided; For the demolition of real estate compensated by way of compensation, The borrower is responsible for requiring the mortgagor to open the compensation for demolition through the form of special deposit accounts or certificates of deposit, Continue to be the main, the claims to provide security.

The borrower shall not reduce its registered capital in any way. It shall not be transferred in part or in whole to a third party without the prior written consent of the Lender. Without the written consent of the debts under this Contract, any debts of the Borrower and other creditors shall not be paid off in advance (without the exception of other branches of Industrial Bank). one

15. Timely notify the lender of major adverse matters affecting the borrower’s solvency, and obtain written consent from the lender before undertaking such major matters as merger, division, equity transfer, foreign investment and substantial increase in debt financing.

16, if the lender engages in the litigation or arbitration or other dispute between the Borrower or any third party related to the Borrower, resulting in the Lender’s dispute between the Borrower and any third party, the Lender shall pay the litigation or arbitration fees, attorney fees and other fees, shall be borne by the Borrower. Zv

17. Due to the settlement business under this contract, each borrower shall approve the existing loan. The settlement account opened by the payee.

18. The borrower promises that the information published in the National Enterprise Credit Information Publicity System is actually complete, complete, legal and effective, and promises to continue to allow the lender to inquire the information that the enterprise chooses to publicize or not to publicize in the system. If the lender requires the capital verification, the borrower agrees to conduct the capital verification according to the requirements of the lender and provide the capital verification report issued by a professional institution., visitor’

19. the borrower in this statement and authorization: the loan shall have the right to according to national laws and regulations and relevant policies for the credit situation of the borrower, including the national financial credit information base, according to the credit information of the borrower, and according to the people’s bank of the construction enterprise and personal credit work, the need of the relevant credit information to the national financial credit information database submitted, and this allows the relevant information within the scope of authorization is legal inquiries.

20. The Borrower hereby declares and authorizes that the Lender has the right to follow the administrative / judicial / supervisory departments, etc.

The banking regulatory authorities, banking associations shall submit the information about this Contract and other relevant information to the above-mentioned departments, institutions and the information management system established or recognized, and hereby allow the relevant information to be inquired legally.”

21. If the Borrower breaches under this Contract or has circumstances that may endanger the realization of the Lender, the Lender shall have the right to require the subscription obligations of the Borrower to be maturity, and the Borrower undertakes that its shareholders shall subscribe capital in time as required by the Lender. The lender has the right to demand from the borrower and its shareholders not to pay dividends.

22. The Borrower promises that the transaction background of the loan business is true and legal, and that it is not used for illegal purposes such as money laundering.

23. the borrower in this commitment for breach of any obligations under this contract, the lender can be the borrower default breach information to the people’s bank and established or approved credit bureaus and credit system, or banking association, banking supervision institutions or other administrative / judicial / supervisory departments and established or approved information management system or the news media shall be submitted and disclosed.

At the same time, the borrower irrevocably authorizes the relevant banking association to share the borrower’s trust-breaking information among the banking financial institutions and even publicize it to the society in an appropriate way.

Borrower know the lender has the right to take various measures according to this contract, and the lender has the right to adopt or lenders banking financial institutions have the right to jointly reduce or stop credit, stop opening new, settlement account, stop the borrower’s legal representative / borrower new credit card joint disciplinary rights measures.

24. Other matters of the Statement and commitment of the Borrower:                   .

Article 12 Collect loans in advance

1. During the loan, the borrower play the guarantor (including but not limited to the guarantor or mortgagor or the pledgor, similarly hereinafter) in one of the following circumstances, the lender has the right to unilaterally decide to stop pay the loan into the unused loan, and recover part or all of the loan principal and interest, installment repayment of loan, the lender to a certain loan according to the contract, other unexpired loan as early maturity:

(.1) Providing false materials or concealing important business financial facts, any certificates and documents submitted to the lender and any statements and commitments made in Article 11 hereof are proved to be untrue, inaccurate, incomplete or intentionally misleading;

(two) Without the written consent of the lender, changing the original purpose of the loan, misappropriating the loan or using the loan to engage in illegal or illegal transactions;

(three) Taking advantage of a false contract with related parties to show the lender with the creditor’s rights such as notes receivable and accounts receivable without actual trade background to obtain the funds or credit of the lender;

(four) Refusing to accept the supervision and inspection of the use of the credit funds and related business financial activities;

(five) The merger, division, acquisition, reorganization, equity transfer, foreign investment, substantial increase Debt financing and other major matters, the lender thinks that it may affect the safety of the loan;

(six) intentionally evading or abolishing the creditor’s rights of the lender through related party transactions;

(seven) Deterdeterioration ening credit status, solvency (including contingent liabilities) weakened;

(eight) The borrower or the borrower’s affiliated enterprise and the guarantor or the guarantor’s affiliated enterprises appear together.

The case of cross-breach as agreed upon in Article 15; , falling-rising tone

(nine) The borrower fails to repay the principal and interest of the loan under this contract on schedule;

(10) The borrower stops to repay its debts, or it can or indicates that it is unable to repay the debts due;

(11) The borrower is closed, closed, declared bankrupt, bankrupt, dissolved, business license revoked, revoked, financial condition deteriorated, etc.;

(12) The borrower fails to perform the obligations agreed upon in Article 10 and Article 13 of this contract and the other obligations agreed upon, or the guarantor fails to perform the obligations agreed upon in the guarantee contract;

(13) The value of the mortgaged property or pledged property used for security has been or may be significantly reduced, or the right to pledge must be cashed before the maturity of the loan;

(14) Abnormal change or disappearance of the legal representative of the borrower or the guarantor, major investors, directors, supervisors and senior managers or investigation or restriction by judicial authorities according to law has or may affect the performance of obligations hereunder;

(15) If the borrower / guarantor or the controlling shareholder of the borrower / guarantee dog, the actual controller or its affiliates are involved in major litigation, arbitration or other disputes, or its material assets are sealed up, frozen, withheld, enforced or taken by other measures with similar effect, which may endanger or damage the rights and interests of the Lender;

(XVI) Events otherwise agreed herein, or according to the withdrawal of the borrower’s funds, or other events that endanger or endanger or may endanger or damage the rights and interests of the Lender.

two, In case of the above situation of loan collection in advance, the lender shall unilaterally decide whether to grant a certain grace period to the borrower according to the borrower’s production and operation, financial position and capital withdrawal. If the lender gives the grace period to the borrower, if the Borrower still fails to take remedial measures within the grace period or the remedial measures do not meet the requirements of the Lender, the lender shall have the right to unilaterally decide to collect the loan in advance; the Lender may also directly decide to collect the loan in advance without giving the grace period to the borrower.

three, When receiving the loan in advance, the lender shall have the right to take the loan accordingly in accordance with paragraph 2 of Article 14 hereof measure.

Article 13 The obligations of the borrower to disclose major transactions and major events to the lender one, The Borrower shall promptly report in writing to the Lender on the major transactions and major events occurred by the Borrower.

two, If the Borrower is a Group Customer, the Borrower shall promptly report to the lender related transactions of more than 10% of the net assets, including but not limited to:

(one) The association of the parties to the transaction;

(two) Transaction items and the nature of the transaction;

(three) The amount or the corresponding proportion of the transaction;

(four) Pricing policy (including transactions with no amounts or only a nominal amount).

3. If the basic conditions of the contract have a major change that is unforeseen at the signing of the contract and need to be renegotiated, the lender shall be timely notified within days after the occurrence of the change.

Article 14 Liability for breach of contract

one, After this Contract comes into force, both the borrower and the Lender shall perform the obligations agreed herein. If either party fails to perform or does not fully perform the obligations agreed herein, it shall bear the corresponding liabilities for breach of contract.

two, The borrower fails to use the loan according to the purpose agreed herein and fails to support the loan funds in the agreed way. In case of failure to comply with the statement and commitments, the distortion of the loan application documents, the agreed financial indicators, the occurrence, major cross-default event and other failure to perform any provision of this contract, the lender has the right to take one or more of the following measures: ,

(1) the requirements of breach of contract;

(–) Stop the issuance of outstanding loans under this Contract, and stop paying the outstanding loan funds under this Contract;

(’3) require the borrower to provide supplementary loan issuance and payment conditions that meet the requirements of the lender or cancel the use of the loan by “independent payment”; i, financial

(four) Unilateral decision on the early maturity of all or part of the debt;

(five) To unilaterally terminate or rescind this Contract, requiring the Borrower to pay off the due or outstanding loan principal and interest, and to pay or compensate for the relevant damage;”

(six) If the loan is overdue, the borrower is required to pay the overdue interest; if the borrower misappropriate the loan. The borrower pays the misappropriation penalty interest; requires the borrower to pay the unpaid interest (including the interest before and after the maturity of the loan, misappropriation penalty and overdue penalty interest);

(seven) Request the borrower to add or replace the guarantor, collateral, pledge / pledge rights;

(8) Under any guarantee for the realization of the loan;

(9) It does not need to deduct money directly from any account of the Borrower opened with the Lender and all branches and subsidiaries of Industrial Bank, Or entrust the borrower’s account opening bank to deduct the money from its account, Including but not limited to the principal and interest of the loan (including principal, interest, penalty interest and compound interest), liquidated damages, damages, expenses for the lender to realize the creditor’s right, etc., The borrower agrees that the lender has the right to determine the specific order of deduction, If the currency of the money in the account is inconsistent with the currency borrowed, The lender shall have the right to convert into the currency of the loan according to the central parity published by the lender on the day of deduction; Any account agreed in this paragraph involves financial products or structured deposit products, The lender has the right to directly initiate the relevant product redemption application or take other necessary measures, To ensure that the lender smoothly deduct the above payments;

(10) Filing a lawsuit, arbitration or applying to a notary office for the issuance of an execution certificate to require the borrower to pay off the principal and interest of the loan, and the expenses for the realization of the creditor’s right shall be borne by the borrower;

(11) The lender has the right to seize or lien or other measures deemed appropriate to borrow any personal or real estate, tangible or intangible property of the Sioux under the control and possession of the lender;

(12) the lender shall have the right to the borrower default breach information to the people’s bank of China and established or approved credit bureaus and credit reporting system, or banking association, banking supervision institutions or other administrative / judicial / supervisory departments and establish or approved information management system or the news media to submit and disclose, at the same time, adopt or jointly with other banking financial institutions to reduce or stop credit, stop opening a new settlement account, stop the borrower’s legal representative / borrower new credit card joint disciplinary protection measures;

(13) Other measures as stipulated by laws and regulations or agreed herein or deemed appropriate by the Lender.

three, The lender does not meet the conditions for withdrawal and payment of the borrowed funds, If the borrower is borrowed in accordance with the agreed date and amount and causes the loss, the borrower shall compensate the borrower for the direct economic losses caused thereby. ” But, in any case, the lender shall not be liable for the foreseeable or unforeseeable indirect losses incurred by the Borrower. ’

four, During the performance of this Contract, the Lender shall not be liable for the wrong entrusted payment, delayed payment of the Lender due to the untrue, inaccurate, incomplete or other defects, and the borrower violates the contract for independent payment or other losses.

five, ¥ The payer shall not be liable for any loan or payment disputes or other losses caused by the frozen loan payment account or payment object account agreed herein or other reasons.

six, For the guarantor (guarantor, i. e., mortgagor and pledgor), the Lender has the right to take measures in accordance with paragraph 2 of this Article:

(one) The guarantor fails to perform the provisions of the guaranty contract, or its credit standing deteriorates, or any other guarantee ability weakens;

(two) The mortgagor fails to perform the provisions of the mortgage contract, or intentionally damages the mortgaged property, or the value of the mortgaged property may or has been significantly reduced, or other events to the mortgage right of the lender;

(three) The pledgor fails to perform the provisions of the pledge contract, or the value of the pledge has or may be significantly reduced, or the right of pledge must be cashed before the repayment of the loan, or other events that damage to the pledge right of the lender.

Article 15 Cross-over-breach of contract

Any of the following circumstances of the borrower or the affiliated enterprise of the borrower or the affiliated enterprise of the guarantor or the guarantor shall be deemed as the simultaneous breach of this contract by the borrower, and the lender shall have the right to collect the loan in advance according to Article 12 hereof and require the borrower to bear the liability for breach of contract in accordance with Article 14 hereof:

(one) Any borrowing, financing or debt that occurs or may default or is declared to mature prematurely;

(two) Any security or similar obligations are not performed, or the possibility of such failure exists;

(three) Failure to perform or breach of legal documents or contracts concerning the debt guarantee and other similar obligations, or the possibility of nonperformance or breach;

(four) Failure or imminent to repay due debt or due borrowing / financing;

(five) Be declared or about to be declared bankrupt after legal proceedings;

(6) transferring its assets or property to other

(seven) Other circumstances that endanger the safety of the principal and interest of the loan under this contract.

Article 16 Continuity of the obligations

All obligations of the Borrower under this Contract shall be continuous and fully and equally binding on its successors, agents, receiver, assigns and their subjects after merger, reorganization and name change, etc.

Article 17: accelerated maturity of principal and interest

The Borrower agrees that, once the borrower fails to perform the article 11 statement and commitments, or the borrower fails to perform any of the obligations under the contract, the lender shall have the right to decide the borrower for the other term, any obligations under the loan due and the full principal and interest (including penalty interest and compound interest) will expire.

Article 18 Day-day subrogation right pierce through ”,

The Borrower hereby specifically states that, Whether the lender’s claim is due or not, The borrower’s claim or related to the limitation of action or the failure to declare the bankruptcy claim in time, Or if the borrower defaults or the borrower fails to repay the lender of the advance (including but not limited to the principal, interest and expenses, etc.), which affect the realization of the creditor’s rights of the lender, For any claims, accounts receivable and other property interests against third parties and slave rights relating to the above rights, Each lender has the right to exercise subrogation, Including but not limited to subrogation to the borrower to perform to the borrower, report to the bankruptcy administrator or do other necessary acts, The borrower waives all defense.

Article 19 Application of law, jurisdiction and dispute resolution one, The conclusion, entry, effect, performance, termination, interpretation and dispute settlement of this Contract shall be governed by the laws of the People’s Republic of China (for the purpose of this Contract, excluding the laws of Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan).

two, Any dispute arising from this Contract shall be settled by the Borrower and the Lender through friendly negotiation, both parties agree to settle the case in the way (II) below:

(1) Bring a lawsuit to the people’s court in the place where the lender has his domicile.

(II) To Xiamen.one If the arbitration commission applies for arbitration, it shall apply

The arbitration rules in effect at the time of arbitration. Within the scope permitted by the arbitration rules, both parties agree to choose summary procedure for trial. The decision is final and binding on both parties. The venue of the arbitration tribunal is held in Xiamen ■

(Base) Other means: _____________.

Iii. During the period of the dispute, the provisions of this contract that do not involve the disputed part shall still be performed.

Article 20 Transactions, communications and notices of documents

I. The Borrower agrees and confirms that the following addresses shall be regarded as notices under this Contract and relevant litigation (arbitration), notarization and other legal documents in case of disputes (including but not limited to various notices and documents of the contracting parties; Court or the arbitration tribunal of the complaint (or arbitration application) and evidence, summons, notification, proof, hearing notice, payment, judgment (award), orders, conciliation statement, hold, notice, deadline performance notice of litigation or arbitration, realize the guarantee real right procedure and execution stage of legal documents; All kinds of notices and legal documents) served by the notary office, And further agree that the lender, notary offices, courts and other judicial organs and other notices and legal documents shall have the right to choose paper or electronic service, among, Electronic delivery means includes but is not limited to E-mail, China Trial Process Information Disclosure Network, national unified service platform, local or specialized court network service platform, electronic network platform and electronic APP of the recipients, etc.:

(one) Address of Borrower:

1. Name of borrower; Xiamen Pu Culture Co., LTD —；

Address of Borrower: Unit 836, 5, Mushuo Road, Huli District, Xiamen City;

zip code: 361000；Contact number: [*];

contacts: Manager Chen __________。

2. Specify the recipient name (if any):__________

L                    ;

Agent Address:_________ __________ L                    ;

zip code:/                         ; contact number:                  L _________ –

(two) The Borrower agrees and confirms that any of the following electronic mailing addresses are also valid delivery addresses:

1. Fax received, No.: __________ L ________ ____；

2. ________________ Email, address ""______/    .0?)

wealth____________;

3. Mobile phone SMS, receiving number: [*] ____________;

4. Wechat, wechat number: ___________________;

5. QQ received, number: /____________________;

6. Other electronic mailing addresses: L____________。

two, The application period of the service address agreed in paragraph 1 of this Article shall include the non-litigation stage and the stages of the first instance, second instance, retrial, execution, the realization of the real right of security, the supervision procedure and the compulsory execution of notarization. If there is the change of the above service address, the borrower shall notify the lender in writing in advance (notify the arbitration tribunal or the court in writing in advance during the litigation or arbitration, and notify the original notary office in writing in case) to reconfirm the service address and obtain the return receipt. If there is no notice in advance, it shall be deemed that it has not been changed, and the corresponding legal consequences shall be borne by the borrower. The address of service agreed in paragraph 1 of this Article shall still be regarded as the valid service address.

three, Any document, communication, notice and legal document, provided that, in accordance with any of the provisions of paragraph 1 of this article.

The address shall be deemed to be served on the following dates (service to the designated receiver shall be deemed to be served on himself):

(one) Mail (including express mail, ordinary mail, registered mail),. The fifth working day of the date of mailing shall be deemed as the date of delivery;

(two) Fax, E-mail, mobile phone SMS, wechat, QQ or his electronic communication address, to

The date of delivery shall be regarded as the date of delivery; *

(three) Delivery by special person, the date of receipt of the recipient shall be regarded as the date of delivery. If the recipient refuses to accept the service, the sender may record the service process by means of photography and video recording, and leave the document in detention, which shall also be deemed to have been served.

four, Due to the inaccurate or untrue address of service provided or confirmed by the borrower, or the failure to timely notify the other party, the arbitration institution or the people’s court after the change of service address. If the notary office fails to actually deliver the service, the borrower shall bear the corresponding legal consequences and shall be deemed to have made a valid service:

(one) If served by mail, the date of return of the document shall be regarded as the date of service;

(two) The date of the service on which the person records the information on the spot is the date of service;

(three) For the case of delivery, the date of delivery shall be the date of delivery.

five, The lender shall serve the address at the domicile of the contract. Where the lender sends a notice on the announcement of its website, online banking, telephone banking or branch, the date of the announcement shall be regarded as the date of service. In no event shall the Lender be liable for any transmission error, omission or delay in the mail, fax, telephone or any other communications system.

6. The parties agree that the official seals of the parties: office seal, financial seal, contract seal, receipt and receiving seal and credit business seal of the lender are all valid seals for the notice or contact of the parties, service of legal documents and correspondence. All the staff of the borrower unit shall have the right to sign for the document exchange, communication and notification.

Vii. This article is an independent clause in the contract and shall not be affected by the validity of the contract and other terms of the contract.

Article 211. Contract validity and other matters

one, This contract shall come into force on the date of signature or seal or application by both parties.

two, During the effective period of this contract, the lender to the borrower and the guarantor any tolerance, grace or delay the exercise of the rights and interests under this contract, do not damage, influence or limit the lender according to the relevant laws and all rights and rights, shall not be regarded as the lender rights and interests under this contract, does not affect any obligations of the borrower under this contract.

three, If the performance of the lending obligations as agreed herein does not comply with the laws, regulations or regulatory requirements due to the change of national laws, regulations or regulatory policies, the Lender has the right to unilaterally terminate the Contract and declare that all the loans already issued are due in advance, and the Borrower shall repay the loan immediately as required by the Lender. If the Lender is unable to perform or cannot perform according to the contract due to such reasons, the Lender shall not bear any legal liability.

four, Not delivered on time due to force majeure, communication or network failure, Lender system failure, etc.

If the loan is placed or paid, the lender shall not assume any responsibility, but shall promptly notify the borrower.

five, The lender shall have the right to authorize or entrust other branches of Industrial Bank to perform according to the needs of operation and management The rights and obligations under this Contract (including but not limited to authorize or entrusting other branches of Industrial Bank, relevant contracts, etc.), or the loan hereunder this Contract under the management of other branches of Industrial Bank, the borrower recognizes this, and the borrower shall not obtain the consent of the borrower.

six, The Borrower agrees that the lender has the right to unilaterally reduce or cancel the amount of the unused loan hereunder according to the borrower’s production and operation situation, repayment situation and other credit granting situation of financial institutions and other factors. If the lender decides to reduce or cancel, it shall notify the borrower five working days in advance, but the consent of the borrower is not obtained without the borrower.

seven, If at any time any provision of this contract is in any respect or becomes illegal and absent Effective or unenforceable, the legality, validity or enforceability of other provisions of this Contract shall not be affected or reduced eight, Lender has paid special attention to the borrower the contract “important sign” content, the borrower has all the rights and obligations of the contract terms and “signing important note” read and fully, fully and accurately understanding, the lender has at the applicant request to the relevant terms and personal information processing rules make full explanation and explanation, the two sides to the understanding of the terms of this contract, no objection to the contract content.

nine, The headheading of this Contract are added for convenience of reading only and shall not be used in the interpretation of this Contract or Any other purpose.

X. The appendix hereto is an integral part of this Contract and has the same law as the text of this Contract two Law effect.

X This contract is made in one copy, with the lender holding two copies and the borrower holding one copy, / Hold /; copies, with the same legal effect.

Article 22 Notarization and voluntary acceptance of compulsory execution one, If either party requests for notarization, the other party agrees to conduct notarization in the notary office stipulated by the state as required by the other party.

two, For the compulsory execution of the notarized contract has the enforcement effect, the borrower fails to perform or inappropriate debt or the laws and regulations, the lender of creditor’s rights, borrow, money who agree to apply to the notary office to issue a certificate of the execution, the borrower voluntarily accept the lender to the people’s court has the jurisdiction of the compulsory enforcement measures, aware of the corresponding legal consequences, the borrower promises not to raise any objection or defense.

three, The parties agree that: before the notary office issues the execution certificate, the notary office shall have the right to go to the “ documents as agreed herein Come, communication and notice ” clause, adopt mail, telephone, fax, E-mail, mobile phone SMS, wechat, QQ, special service and interview and other any one or more ways to the borrower fails to perform or inappropriate performance of the debt and other relevant default facts verification. For verification by telephone or interview, the interview or call is over It shall be deemed to be served; by mail, fax, email, SMS, WeChat, QQ, the provisions of the “document exchange, communication and notification” of the contract.

Iv. If the borrower has any objection to the fact of default verified by the above payment, it shall, within five working days from the date of service, provide written evidence to the notary office and provide sufficient evidence. If the borrower fails to provide evidence on time or the notary office considers that the evidence is insufficient to support its claim, it shall be deemed that the borrower confirms the relevant default facts such as failure or improper performance of the debt, and agrees that the notary office shall apply for the issuance of the execution certificate according to the lender. If the notary office has other provisions on the method of verification and the period of proof presentation, the provisions of the notary office shall be followed.

Article 23 Supplementary clause